                                                                     EXHIBIT 5.1





                                 August 30, 1999

Veritas DGC Inc.
3701 Kirby Drive, Suite 112
Houston, Texas  77098

         Re:    Veritas DGC Inc. -- Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to Veritas DGC Inc., a Delaware corporation ("Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to the Company's offer and sale from time to time of (i) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness ("Debt Securities"), (ii) shares of preferred stock, par value $.01 per share, of the Company, in one or more series ("Preferred Stock"), and (iii) shares of common stock, par value $.01 per share, of the Company ("Common Stock"). As set forth in the Registration Statement, the Company's aggregate initial offering price of the Debt Securities, Preferred Stock and Common Stock (collectively, the "Securities") will not exceed $200,000,000. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus contained in the Registration Statement.

         We have examined such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

         In connection with this opinion, we have assumed that (i) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing any Securities offered thereby, and (ii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

         Based upon the foregoing examination and review, we are of the opinion that:

Veritas DGC Inc.
August 30, 1999
Page 2



         (i) When (a) the applicable indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"),
                  (b) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary action to approve the issuance and terms of any Debt Securities, (c) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (d) such Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, and any shares of Common Stock issued upon conversion of any Debt Securities in accordance with the terms of the applicable indenture will be duly authorized, validly issued, fully paid and nonassessable.

         (ii) When (a) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of any shares of Common Stock or of any series of Preferred Stock, and (b) such shares have been issued and sold as contemplated in the Registration Statement, all such shares will be duly authorized, validly issued, fully paid and nonassesssable.

         The foregoing opinions are limited to the laws of the United States of America and to the General Corporation Law of the State of Delaware.

         This Firm consents to the filing of this opinion as an exhibit to the Registration Statement and further consents to all references to this Firm in Registration Statement.

                                        Very truly yours,



                                        PORTER & HEDGES, L.L.P.